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                                                                     Exhibit 4.4


                                                             Security Trust Deed


                                                    Permanent Custodians Limited

                                Australian Securitisation Management Pty Limited

                                                      Permanent Registry Limited

                                                            The Bank of New York


                                                           ARMS II Global Fund 3


                                                               The Chifley Tower
                                                                2 Chifley Square
                                                               Sydney  NSW  2000
                                                                       Australia
                                                              Tel 61 2 9230 4000
                                                              Fax 61 2 9230 5333


                                       (C) Copyright Allens Arthur Robinson 2004

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SECURITY TRUST DEED

TABLE OF CONTENTS

1.    INTERPRETATION                                                             1
      1.1    Definitions                                                         1
      1.2    Bond Trust Deed and Master Trust Deed                               5
      1.3    Interpretation                                                      5
      1.4    Liability of Chargor                                                5
      1.5    Status of this Deed                                                 6
      1.6    Knowledge of Bond Trustee                                           6
      1.7    Determination, statement and certificate sufficient evidence        6

2.    APPOINTMENT OF SECURITY TRUSTEE                                            6
      2.1    The Security Trustee                                                6
      2.2    Benefit of Trusts                                                   6
      2.3    Resolution of Conflicts                                             7
      2.4    Acknowledgement of Indebtedness                                     7
      2.5    Repayment of Secured Moneys                                         7
      2.6    Interest on Unpaid Amounts                                          7
      2.7    Discharge by Payment                                                7
      2.8    Duration of Trust                                                   7

3.    CHARGE AND DEALINGS WITH CHARGED PROPERTY                                  8
      3.1    Charge and Ranking of the Charge                                    8
      3.2    Floating Charge                                                     8
      3.3    Automatic Crystallisation                                           8
      3.4    Operation as Fixed Charge                                           8
      3.5    Security for a Limited Amount                                       8

4.    COVENANTS                                                                  8
      4.1    Positive Covenants of the Chargor                                   8
      4.2    Negative Covenants of the Chargor                                  10
      4.3    Covenant of Trust Manager                                          11

5.    REPRESENTATIONS AND WARRANTIES                                            11
      5.1    Representations and Warranties                                     11
      5.2    Repetition                                                         13

6.    CONSEQUENCES OF EVENT OF DEFAULT                                          13
      6.1    Events of Default                                                  13
      6.2    Consequences of Default                                            13
      6.3    Commencement of enforcement                                        13
      6.4    No individual enforcement                                          14
      6.5    Limitation on exercise of enforcement powers                       14
      6.6    Convening of meeting                                               14

7.    ENFORCEMENT                                                               14
      7.1    Appointment of Receiver                                            14
      7.2    Joint Receivers                                                    15
      7.3    Remuneration of Receiver                                           15

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
      7.4    Agent of the Chargor                                               15
      7.5    Status of Receiver after Commencement of Winding Up                15
      7.6    Powers of Receiver                                                 16
      7.7    Separate Powers                                                    17
      7.8    Terms of Exercise                                                  18
      7.9    Indemnities                                                        18
      7.10   Security Trustee may exercise Powers                               18

8.    LIABILITY FOR EXERCISE OF POWERS                                          18
      8.1    No Notice or Enforcement                                           18
      8.2    No Liability for Loss                                              18
      8.3    No Liability to Account                                            19
      8.4    Indemnity Regarding Exercise of Powers                             19
      8.5    No Conflict                                                        19
      8.6    Contract Involving Conflict of Duty                                19
      8.7    Confidential Information                                           19
      8.8    Benefit for Receiver etc.                                          20
      8.9    Limitation of liability                                            20
      8.10   Liability for Agents                                               20

9.    PROTECTION OF PERSONS DEALING WITH SECURITY TRUSTEE OR RECEIVER           20
      9.1    No Inquiry                                                         20
      9.2    Receipts                                                           20

10.   APPLICATION OF MONEY                                                      21
      10.1   Establishment of Secured Moneys Account                            21
      10.2   Priority of Payments                                               21
      10.3   Payments Conditional and Limited                                   22
      10.4   Money Received                                                     22
      10.5   Power To Invest Amounts Contingently Due                           22
      10.6   Concerning Payments                                                22

11.   CONTINUING SECURITY AND RELEASES                                          23
      11.1   Liability Preserved                                                23
      11.2   Chargor's Liability Not Affected                                   23
      11.3   Waiver by Chargor                                                  23
      11.4   Discharge of Securities                                            23

12.   PERFECTION AND PROTECTION OF SECURITY                                     24
      12.1   Further Assurance                                                  24
      12.2   Power of Attorney                                                  24

13.   SECURITY PROVISIONS                                                       25
      13.1   Statutory Powers                                                   25
      13.2   Continuing Security                                                25
      13.3   Continuing Indemnities                                             25
      13.4   No Merger of Security                                              25
      13.5   Moratorium Legislation                                             25
      13.6   Conflict                                                           25
      13.7   Consent of Security Trustee                                        26

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
      13.8   Settlement Conditional                                             26
      13.9   Remedies Cumulative                                                26
      13.10  Chargor To Bear Cost                                               26
      13.11  Certificates Conclusive                                            26
      13.12  Written waiver, consent and approval                               26

14.   THE SECURITY TRUSTEE                                                      26
      14.1   Covenants of Security Trustee                                      26
      14.2   Protection of Security Trustee                                     27
      14.3   Supplemental Powers of Security Trustee                            28
      14.4   Remuneration and Expenses                                          29
      14.5   Conflicts                                                          29
      14.6   Reliance on Certificates                                           30
      14.7   No Liability                                                       30
      14.8   Keep Records                                                       30
      14.9   Removal                                                            30
      14.10  Retirement of Security Trustee                                     31
      14.11  Removal or Retirement not Effective                                31
      14.12  Appointment of New Security Trustee                                31
      14.13  Funds to be Vested in New Trustee                                  31
      14.14  Release of Outgoing Security Trustee                               31
      14.15  Incoming Security Trustee to Execute Deed                          31
      14.16  Settlement Amounts Payable to Outgoing Security Trustee            31
      14.17  Outgoing Security Trustee to Retain Lien                           32
      14.18  Delivery of Documents                                              32
      14.19  Notice to Secured Creditors of New Security Trustee                32
      14.20  Additional Security Trustee's Powers                               32
      14.21  Notification                                                       32
      14.22  No Ratings Downgrade                                               33

15.   AMENDMENT                                                                 33
      15.1   Amendment by Security Trustee                                      33
      15.2   Certain Provisions Not to be Varied                                33
      15.3   Copy of Amendments to Secured Creditors                            33
      15.4   Copy of Amendments in Advance to Designated Rating Agencies        34
      15.5   Evidence of Variation                                              34

16.   MEETINGS                                                                  34

17.   BOND TRUSTEE                                                              34
      17.1   Capacity                                                           34
      17.2   Exercise of rights                                                 34
      17.3   Instructions or directions                                         34
      17.4   Payments                                                           35

18.   NOTICES                                                                   35
      18.1   Notices Generally                                                  35
      18.2   Notices to Secured Creditors                                       36
      18.3   Notices to Designated Rating Agencies                              36

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
19.   GOVERNING LAW AND JURISDICTION                                            36
      19.1   Governing Law                                                      36
      19.2   Jurisdiction                                                       37

20.   GENERAL                                                                   37
      20.1   Severability of Provisions                                         37
      20.2   Counterparts                                                       37

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SECURITY TRUST DEED

DATE

PARTIES

      1. PERMANENT CUSTODIANS LIMITED (ACN 001 426 384) of 35 Clarence Street, Sydney, NSW 2000, Australia (PCL);

      2. AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED (ACN 103 852 428) of Level 6, 12 Castlereagh Street, Sydney, NSW 2000, Australia (the TRUST MANAGER);

      3. PERMANENT REGISTRY LIMITED (ACN 000 334 636) of 35 Clarence Street, Sydney, NSW 2000, Australia (included in the expression the SECURITY TRUSTEE); and

      4. THE BANK OF NEW YORK of 101 Barclay Street, 21W, New York, New York, 10286 (included in the expression the BOND TRUSTEE).

RECITALS

      A The Chargor enters into this Deed in its capacity as trustee of the Fund known as ARMS II GLOBAL FUND 3 constituted under the Master Trust Deed and at the request of the Trust Manager.

      B The Chargor intends to enter into certain transactions in that capacity under the Secured Documents including the raising of money by the issue of Bonds, and the acquisition of Authorised Investments with the proceeds of issue.

      C The Security Trustee has agreed for the consideration referred to in this Deed to act as trustee for the benefit of the Secured Creditors on the terms and conditions and with the powers and authorities set out in this Deed.

THIS DEED PROVIDES

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Deed:

         ATTORNEY means any attorney appointed under any of the Secured Documents (including under clause 12.2 of this Deed).

         BOND TRUSTEE'S SECURED MONEYS means all debts and monetary liabilities owing to the Bond Trustee under or in respect of the Secured Documents.

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         BONDHOLDERS' SECURED MONEYS means all debts and monetary liabilities of the Chargor to the Bondholders, or to the Security Trustee on behalf of the Bondholders, in either case under or in respect of the Bonds.

         BOND TRUST DEED means the deed, so entitled, dated on or about the date of this Deed between the parties to this Deed and Australian Mortgage Securities Ltd.

         CALCULATION AGENT'S SECURED MONEYS means all debts and monetary liabilities owing to the Calculation Agent under or in respect of the Secured Documents.

         CHARGE means the charge created by clause 3.1.

         CHARGED PROPERTY means all of the Chargor's right, title, benefit and interest in and to:

         (a)      all of the Assets of the Fund; and

         (b)      the Trustee's Indemnity in relation to the Fund.

         CHARGOR means PCL in its capacity as trustee of the Fund, and every reference in this Deed to the CHARGOR is a reference to PCL acting in that capacity, and not in its personal capacity or in its capacity as trustee of any other trust.

         CURRENCY SWAP COUNTERPARTIES' SECURED MONEYS means all debts and monetary liabilities of the Chargor to the Currency Swap Counterparties or to the Security Trustee on behalf of the Currency Swap Counterparties, in either case, under or in respect of the Currency Swaps.

         EURO REGISTRAR SECURED MONEYS means all debts and monetary liabilities owing to the EURO Registrar under or in respect of the Secured Documents.

         ELIGIBLE ACCOUNT means an account in the sole name of the Security Trustee with an Eligible Financial Institution.

         ENHANCEMENT means each Enhancement entered into by the Chargor, except for any Mortgage Insurance Policy, any Cash Reserve Top-Up Loans, the Cash Reserve and the Advances Reserve.

         EVENT OF CRYSTALLISATION means each or any of the following events:

         (a) the Chargor deals, attempts or purports to deal with all or any of the Charged Property otherwise than in accordance with this Deed;

         (b)      an Event of Insolvency occurs in relation to the Chargor;

         (c) the Commissioner of Taxation, or its delegate, determines to issue a notice under Subdivision 260-A (Schedule 1) of the Taxation Administration Act 1953 or section 218 of the Income Tax Assessment Act 1936 for any amount in excess of A$1,000,000 due by the Chargor in respect of any Tax under such Act or any fines and costs imposed on the Chargor under such Act;

         (d) any person levies or attempts or purports to levy distress, execution or any other like process over any Charged Property or any Security Interest over any Charged Property is or becomes enforceable; and

         (e)      an Event of Default occurs.

         EXPIRATION DATE means the day 6 months after the day on which the Security Trustee discharges the Charged Property from the Charge under clause 11.4.

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         EXTRAORDINARY RESOLUTION has the meaning given in the Conditions.

         INDEBTEDNESS means moneys borrowed or raised, including rentals under financial leases and interest thereon, any liability under any bill of exchange, debenture, note or other security or under any acceptance credit facility, any liability in respect of the acquisition cost of assets or services to the extent payable after the time of acquisition or possession thereof, and any guarantee or other assurance against financial loss in respect of any moneys borrowed or raised, interest or liabilities.

         INTEREST RATE SWAP COUNTERPARTIES' SECURED MONEYS means all debts and monetary liabilities of the Chargor to the Interest Rate Swap Counterparties or to the Security Trustee on behalf of the Interest Rate Swap Counterparties, in either case, under or in respect of the Interest Rate Swaps.

         NOTICE means a notice, certificate, request, demand or other communication to be given, served or made pursuant to this Deed.

         PAYING AGENT SECURED MONEYS means all debts and monetary liabilities owing to each Paying Agent under or in respect of the Secured Documents.

         POWER means any right, power, authority, discretion or remedy conferred on the Security Trustee, any Receiver or any Attorney by this Deed or any applicable law.

         RECEIVER means a receiver, or receiver and manager, of all or any part of the Charged Property appointed under this Deed.

         SECURED CREDITOR means each of:

         (a)      each Bondholder;

         (b)      each Interest Rate Swap Counterparty;

         (c)      each Currency Swap Counterparty;

         (d)      the Security Trustee;

         (e)      the Bond Trustee;

         (f)      the Calculation Agent;

         (g)      each Paying Agent;

         (h)      the US$ Registrar; and

         (i)      the EURO  Registrar.

         SECURED DOCUMENT means each of:

         (a)      this Deed;

         (b)      the Bond Trust Deed;

         (c)      the Master Trust Deed, in so far as it relates to the Fund;

         (d) the Master Origination and Servicing Agreement in so far as it relates to the origination and management and servicing of Mortgages comprised in the Assets of the Fund;

         (e)      each Mortgage comprised in the Assets of the Fund;

         (f)      each Ancillary Document entered into or held by the Chargor;

         (g)      each Bond (including the Supplementary Bond Terms);

         (h)      each Enhancement, in so far as it relates to the Fund;

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         (i)      each Interest Rate Swap;

         (j)      each Currency Swap;

         (k)      each Subscription Agreement; and

         (l)      each Paying Agency Agreement,

         and all other documents which are at any time entered into by the Chargor under or pursuant to, or which are ancillary or incidental to, or which are contemplated by any of the abovementioned documents.

         SECURED MONEYS means:

         (a)      the Bondholders' Secured Moneys;

         (b)      the Interest Rate Swap Counterparties' Secured Moneys;

         (c)      the Currency Swap Counterparties' Secured Moneys;

         (d)      the Security Trustee's Secured Moneys;

         (e)      the Bond Trustee's Secured Moneys;

         (f)      the Calculation Agent's Secured Moneys;

         (g)      the Paying Agent Secured Moneys;

         (h)      the US$ Registrar Secured Moneys; and

         (i)      the EURO  Registrar Secured Moneys,

         in each case irrespective of whether those debts or monetary liabilities:

         (e)      are present or future;

         (f)      are actual, prospective or contingent;

         (g)      are ascertained or unascertained;

         (h) are owed or incurred by or on account of the Chargor alone, or severally or jointly with any other person;

         (i) are owed or incurred to or for the account of the relevant Secured Creditor alone, or severally or jointly with any other person;

         (j) are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account; or

         (k)      comprise any combination of the above.

         SECURED MONEYS ACCOUNT means the Eligible Account established and maintained by the Security Trustee pursuant to clause 10.1(a).

         SECURITY TRUST means the trust created by this Deed.

         SECURITY TRUST FUND means all property, rights and assets which are or become subject to the Security Trust.

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SECURITY TRUST DEED

         SECURITY TRUSTEE means the person who from time to time holds the office of trustee of the Security Trust (in its capacity as trustee of the Security Trust only) which person is, at the date of this Deed, Permanent Registry Limited.

         SECURITY TRUSTEE'S SECURED MONEYS means all debts and monetary liabilities of the Chargor to the Security Trustee under or in respect of this Deed.

         US$ REGISTRAR SECURED MONEYS means all debts and monetary liabilities owing to the US$ Registrar under or in respect of the Secured Documents.

1.2      BOND TRUST DEED AND MASTER TRUST DEED

         Words and expressions which are defined in the Bond Trust Deed (including by incorporation by reference) and the Master Trust Deed have the same meanings when used in this Deed, unless otherwise defined in this Deed, or unless the context otherwise requires. To the extent of any inconsistency between a word or expression defined in the Bond Trust Deed and the Master Trust Deed, the definition of that word or expression in the Bond Trust Deed will prevail.

1.3      INTERPRETATION

         Clause 1.3 of the Bond Trust Deed is incorporated in this Deed as if set out in full in this Deed.

1.4      LIABILITY OF CHARGOR

         (a) The Chargor has no personal liability in relation to any of its obligations under or arising out of this Deed or any of the Transaction Documents entered into in its capacity as trustee of the Fund.

         (b) In relation to each such obligation, the liability of the Chargor is limited to and does not extend beyond the Assets of the Fund as they stand at the time at which the obligation is met or satisfied.

         (c) The Chargor is not liable to meet or satisfy any such obligation from its own assets (except the Trustee's Indemnity) and each such obligation must be met or satisfied from the Assets of the Fund or the Trustee's Indemnity.

         (d) The preceding paragraphs apply notwithstanding the fact that the liabilities of the Chargor in its capacity as trustee of the Fund may from time to time almost equal, equal or exceed the value of the Assets of the Fund at the relevant time.

         (e) The previous paragraphs of this clause 1.4 do not apply to the liability of the Chargor in relation to any obligation which the Chargor expressly assumes in its personal capacity.

         (f) It is acknowledged by the Chargor that the Assets of the Fund at any time will include the amount of any compensation found by a Final Judgment (or admitted by the Chargor) to be payable by the Chargor to restore the Fund because of a failure by the Chargor to exercise in relation to the Fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the Chargor having regard to the powers and duties conferred on the Chargor by the Master Trust Deed, in either case occurring before the time in question and causing loss to the Fund quantified before the time in question.

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         (g)      For the purposes of this clause 1.4, FINAL JUDGMENT means a judgment of a court of law in Australia against which there can be no appeal or in relation to which the time to appeal has expired.

1.5      STATUS OF THIS DEED

         This Deed is:

         (a)      the Security Trust Deed for the Fund; and

         (b)      a Transaction Document.

1.6      KNOWLEDGE OF BOND TRUSTEE

         The Bond Trustee will only be considered to have knowledge, notice of or to be aware of any matter or thing if the Bond Trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual knowledge, notice of awareness of the officers or employees of the Bond Trustee who have day to day responsibility for the administration of the trust established by the Bond Trust Deed.

1.7      DETERMINATION, STATEMENT AND CERTIFICATE SUFFICIENT EVIDENCE

         Except where otherwise provided in this Deed, any determination, statement or certificate by the Security Trustee or an Authorised Signatory of the Security Trustee provided for in this Deed is sufficient evidence of each thing determined, stated or certified in the absence of manifest error or proof to the contrary.

2.       APPOINTMENT OF SECURITY TRUSTEE

2.1      THE SECURITY TRUSTEE

         The Security Trustee:

         (a) is appointed to act as trustee on behalf of the Secured Creditors on the terms and conditions of this Deed; and

         (b)      acknowledges and declares that it:

                  (i) holds the sum of A$10.00 received on the date of this Deed from the Trust Manager; and

                  (ii) will hold the benefit of the Charge, the Charged Property and the benefit of each of the Secured Documents to which it is a party,

                        in each case, on trust for the Secured Creditors, on the terms and conditions of this Deed.

2.2      BENEFIT OF TRUSTS

         (a) Each Secured Creditor is entitled to the benefit of the Security Trust.

         (b) The provisions of this Deed are binding on the Chargor and the Secured Creditors and all persons claiming through them, respectively.

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2.3      RESOLUTION OF CONFLICTS

         If there is at any time a conflict between a duty owed by the Security Trustee to any Secured Creditor or class of Secured Creditor and a duty owed by it to another Secured Creditor or class of Secured Creditor, the Security Trustee must give priority to the interests of the Secured Creditors according to the order in which moneys are to be applied set out in clause 10.2. Provided that the Security Trustee acts in good faith, it shall not incur any liability to any Secured Creditor for so doing.

2.4      ACKNOWLEDGEMENT OF INDEBTEDNESS

         The Chargor acknowledges its indebtedness to the Security Trustee as trustee for the Secured Creditors in respect of the Secured Moneys.

2.5      REPAYMENT OF SECURED MONEYS

         The Chargor covenants with the Security Trustee for the benefit of the Secured Creditors that as and when any Secured Moneys becomes due to be paid, repaid or redeemed in accordance with the terms upon which they are outstanding or under any provision of this Deed, the Chargor will unconditionally pay or cause to be paid to or to the order of the Security Trustee (as the case requires) the Secured Moneys as they fall due.

2.6      INTEREST ON UNPAID AMOUNTS

         The Chargor covenants with the Security Trustee for the benefit of the Secured Creditors that it will pay or cause to be paid to or to the order of the Security Trustee interest on the amount of any Secured Moneys which have become due but remain unpaid until actual payment of that unpaid amount (whether before or after any judgment or other order of a court of competent jurisdiction), at such intervals, in such amount and on such conditions (if any) as are set out in the Secured Document which governs the payment of that unpaid amount.

2.7      DISCHARGE BY PAYMENT

         Notwithstanding clauses 2.5 and 2.6, every payment on account of Secured Moneys made by the Chargor direct to the corresponding Secured Creditors (or, in the case of the Offshore Bondholders, to the Bond Trustee or a Paying Agent) will satisfy to that extent the Chargor's obligations to the Security Trustee under this Deed.

2.8      DURATION OF TRUST

         The Security Trust commences on the date of this Deed and terminates on the earlier of:

         (a)      the 80th anniversary of the date of this Deed; and

         (b)      the Expiration Date.

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3.       CHARGE AND DEALINGS WITH CHARGED PROPERTY

3.1      CHARGE AND RANKING OF THE CHARGE

         (a) The Chargor charges all of its right, title, benefit and interest in and to the Charged Property to the Security Trustee on behalf of the Secured Creditors as security for the due and punctual payment of the Secured Moneys.

         (b) The Charge is a first ranking charge having priority over all other Security Interests of the Chargor.

3.2      FLOATING CHARGE

         Subject to clauses 3.3 and 3.4, the Charge is a floating charge, and accordingly the Chargor may, subject to the terms of this Deed, deal with the Charged Property in accordance with and as contemplated by the Secured Documents.

3.3      AUTOMATIC CRYSTALLISATION

         If an Event of Crystallisation occurs:

         (a) the Charge will at that time automatically crystallise and immediately become a fixed charge over that part of the Charged Property in respect of which that Event of Crystallisation occurs;

         (b) the Security Trustee will be deemed to have intervened and to have exercised all its rights of intervention in respect of that Charged Property; and

         (c) the Security Trustee will have the right (either in its own name or in the name of the Chargor) immediately to seek and obtain appropriate relief in relation to that Charged Property.

3.4      OPERATION AS FIXED CHARGE

         Notwithstanding any other provision of this Deed, the Security Trustee may at any time by notice in writing to the Chargor determine the floating character of the Charge as regards any part of the Charged Property specified in that notice either particularly or generally. Upon the giving of such a notice, the Charge will immediately cease to be a floating charge and will become and operate as a fixed charge as regards that part of the Charged Property.

3.5      SECURITY FOR A LIMITED AMOUNT

         Notwithstanding any other term of this Deed and notwithstanding that the Charge is security for the whole of the Secured Moneys, the amount recoverable by the Security Trustee under the Charge is limited to A$10,000,000,000.

4.       COVENANTS

4.1      POSITIVE COVENANTS OF THE CHARGOR

         The Chargor must:

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         (a)      (COMPLIANCE WITH AGREEMENTS): subject to the terms of the
                  Master Trust Deed, enforce fully and punctually perform and comply with its obligations under each of the Secured Documents;

         (b) (DOCUMENTS OF TITLE): subject to the terms of this Deed, immediately upon demand deposit with the Security Trustee, or as the Security Trustee, in exercising its Powers, may direct all property comprised in the Charged Property and all documents or indicia of title to the Charged Property;

         (c) (INFORM OF MATERIAL EVENTS): promptly upon receiving actual notice, inform the Security Trustee, the Bond Trustee and each Designated Rating Agency in writing of the occurrence of any of the following:

                  (i) the commencement or, to the best of its knowledge, threatened commencement of litigation, arbitration, administrative or judicial proceeding or investigation against the Chargor which is likely to have a Material Adverse Effect;

                  (ii) the commencement of any liquidation proceedings by or against the Chargor under any applicable law or any proceeding in which a receiver, receiver and manager, liquidator, provisional liquidator, administrator, trustee or other similar official shall have been, or may be, appointed or requested for the Chargor;

                  (iii) the occurrence of an Event of Crystallisation, Event of Default or Potential Event of Default; or

                  (iv)    the retirement or removal from office of:

                          (A)      the Trust Manager as manager of the Fund;

                          (B)      the Chargor as trustee of the Fund;

                          (C) the Bond Trustee as trustee for the Offshore Bondholders; and

                          (D) the Security Trustee as trustee for the Secured Creditors;

         (d) (MAINTAIN APPROVALS): obtain and maintain in full force and effect all Approvals which are necessary or material to the conduct of its business;

         (e) (PROTECT PROPERTY): subject to the terms of the Master Trust Deed, maintain, protect and enforce its rights under or arising from the Charged Property, remedy every defect in its title to any part of the Charged Property, and with the consent of, and at the direction of the Security Trustee, take, defend, settle or compromise all legal proceedings for the protection or recovery of any of the Charged Property;

         (f) (OBSERVE STATUTES): comply with and observe all Statutes and lawful requirements of a Government Body which are binding on it or the Charged Property where failure to do so may have a Material Adverse Effect;

         (g) (ATTEND MEETINGS OF BONDHOLDERS): permit the Security Trustee to attend any meeting of Bondholders convened in accordance with the Bond Trust Deed and to be heard on any part of the business of the meeting which concerns the Security Trust Fund or the Secured Moneys;

         (h) (INFORMATION): whenever requested, give to the Security Trustee, each Designated Rating Agency, any Secured Creditor or any Auditor such information in the Chargor's possession

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                  or control as any such person may reasonably require with
                  respect to all matters relating to the Chargor's affairs and the interests of Secured Creditors; and

         (i) (SEMI-ANNUAL REPORTS): provide, or procure that the Trust Manager on its behalf provides, promptly upon request by the Security Trustee, reports which:

                  (i) confirm, that to the knowledge of the Chargor and the Trust Manager, no Event of Default nor Potential Event of Default is subsisting, or giving details of any Event of Default or Potential Event of Default that is subsisting; and

                  (ii) attach either the most recent audited Financial Statements of the Fund or, if no audited Financial Statements have been produced for the financial year or half-year immediately preceding the date which is six months before the request, unaudited management Financial Statements prepared in accordance with Approved Accounting Standards for that period.

4.2      NEGATIVE COVENANTS OF THE CHARGOR

         The Chargor must not without the prior written consent of the Security Trustee and without prior written confirmation from each Designated Rating Agency that such action will not affect the Designated Rating of the Bonds (if any) then outstanding:

         (a) (ALTER RIGHTS): subject to the terms of the Master Trust Deed, waive, novate, modify or amend, or release any party from its obligations under, or consent to any waiver, modification, novation or amendment of, or release of any party from its obligations under, any of the Secured Documents or waive or alter any rights with respect to the Charged Property in any such case, in a manner which would materially and adversely affect the rights of any Secured Creditor;

         (b) (DEALINGS WITH ASSETS): sell, transfer, exchange, create or permit any Security Interest over, or otherwise dispose of all or part of the Charged Property except:

                  (i) as contemplated by or permitted under the Secured Documents; and

                  (ii) in the ordinary course of the exercise of its rights and the performance of its obligations under the Secured Documents;

         (c) (OTHER BUSINESS): in its capacity as trustee of the Fund, engage in any business or activity other than the business and activities contemplated by or permitted under the Secured Documents;

         (d) (INCREASED FEES): agree to any increase in fees payable or expenses reimbursable by the Chargor to any other party under or in connection with any of the Secured Documents;

         (e) (CREATION OF INDEBTEDNESS): in its capacity as trustee of the Fund, create, incur, assume or suffer to exist any Indebtedness except for Indebtedness created or arising under or in accordance with the Secured Documents;

         (f) (BANK ACCOUNTS): in its capacity as trustee of the Fund, open or operate any bank account except as contemplated by or permitted under the Secured Documents; or

         (g) (INSOLVENCY) institute any proceedings in relation to any Event of Insolvency in relation to the Fund.

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4.3      COVENANT OF TRUST MANAGER

         (a) The Trust Manager repeats the covenants contained in clauses 12.2(l) and (m) of the Master Trust Deed for the benefit of the Security Trustee and the Bond Trustee as trustees for the Secured Creditors and the Offshore Bondholders respectively.

         (b) The Trust Manager on behalf of the Chargor will promptly lodge this Deed for registration by the Australian Securities and Investments Commission pursuant to the Corporations Act.

         (c) The Trust Manager must deliver to each Designated Rating Agency such periodic reports as to the Fund, its assets and liabilities as the Trust Manager and that Designated Rating Agency may from time to time agree.

         (d) The Trust Manager must provide promptly upon request by the Security Trustee the most recent audited Financial Statements of the Fund or, if no audited Financial Statements have been produced for the financial year or half year immediately preceding the date which is six months before the request, unaudited management Financial Statements prepared in accordance with Approved Accounting Standards for that period.

         (e) The Trust Manager must promptly upon receiving actual notice, inform the Security Trustee, the Chargor, the Bond Trustee and each Designated Rating Agency in writing of the occurrence of any of the following:

                  (i) the commencement or threatened commencement of litigation, arbitration, administrative or judicial proceeding or investigation against the Chargor which is likely to have a Material Adverse Effect;

                  (ii) the commencement of any liquidation proceedings by or against the Chargor or the Fund under any applicable law or any proceeding in which a receiver, receiver and manager, liquidator, provisional liquidator, official manager, trustee or other similar official shall have been, or may be, appointed or requested for the Chargor or the Fund;

                  (iii) the occurrence of an Event of Default or Potential Event of Default;

                  (iv)    the occurrence of an Event of Crystallisation; or

                  (v) its retirement or removal from office as manager of the Fund or the retirement or removal from office of the Chargor as trustee of the Fund or the Security Trustee as trustee of the Security Trust.

5.       REPRESENTATIONS AND WARRANTIES

5.1      REPRESENTATIONS AND WARRANTIES

         The Chargor represents and warrants to the Security Trustee, on behalf of the Secured Creditors, that:

         (a) (DUE INCORPORATION): it is duly incorporated and validly existing under the laws of the Commonwealth of Australia and has the corporate power to own its property and to carry on its business as is now being conducted;

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         (b)      (CONSTITUTION): the execution delivery and performance of the
                  Secured Documents does not violate its constitution;

         (c) (CORPORATE POWER): it has the power and has taken all corporate and other action required to enter into the Secured Documents and to authorise the execution and delivery of the Secured Documents and the performance of its obligations under the Secured Documents;

         (d) (FILINGS): it has filed all corporate notices and effected all registrations with the Australian Securities and Investments Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction as required by law and all such filings and registrations are current, complete and accurate;

         (e) (LEGALLY BINDING OBLIGATION): each Secured Document to which it is a party constitutes a valid, legally binding and enforceable obligation of the Chargor in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganisation, moratorium or trust or other similar laws affecting creditors' rights generally;

         (f) (EXECUTION, DELIVERY AND PERFORMANCE): the execution, delivery and performance of the Secured Documents (other than the Mortgages) by the Chargor does not violate any existing law or regulation or any document or agreement to which it is a party or which is binding upon it or any of its assets;

         (g) (AUTHORISATION): all Approvals of every Government Body required to be obtained by it in connection with the execution, delivery and performance of the Secured Documents have been obtained and are valid and subsisting;

         (h) (GOOD TITLE): it is the legal owner of, and is entitled to charge in the manner provided in this Deed, the Charged Property and, subject only to this Deed, the Charged Property is free of all other Security Interests other than the Trustee's Indemnity and any Security Interest arising by operation of law;

         (i) (PENDING LITIGATION OR OTHER PROCEEDING): it does not have actual notice of any pending action, proceeding or investigation before any court, Government Body or administrative agency or arbitrator against or affecting the Charged Property or the Chargor, or any assets or rights of the Chargor, or, to the Chargor's knowledge, any threatened action or proceeding before any of the foregoing, which, if decided adversely to the Chargor, would materially and adversely affect:

                  (i)     the business or financial condition of the Chargor;

                  (ii)    the Charged Property;

                  (iii)   the efficacy or first priority of the Charge; or

                  (iv) the exercise of the rights of the Security Trustee in respect of the Charged Property;

         (j) (NO OTHER DEFAULT): it is not in default under any document or agreement relating to Indebtedness or any other agreement to an extent or in a manner which has (or could have) an adverse effect on the Chargor or its ability to perform its obligations under the Secured Documents; and

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         (k)      (EVENTS OF DEFAULT): the Chargor is not aware of the
                  occurrence of an Event of Default or Potential Event of Default which is continuing unremedied.

5.2      REPETITION

         Each representation and warranty contained in clause 5.1 is deemed to be given or repeated (as the case may be) on each day on which obligations in respect of the Secured Moneys are incurred, undertaken or are due to be satisfied by the Chargor (including, but not limited to, each Issue Date) with reference to the facts and circumstances then subsisting, as if made on each such day.

6.       CONSEQUENCES OF EVENT OF DEFAULT

6.1      EVENTS OF DEFAULT

         Each of the events set out in Condition 11.1 constitutes an Event of Default.

6.2      CONSEQUENCES OF DEFAULT

         At any time after the occurrence of an Event of Default, the Security Trustee may, and must:

         (a)      if an Extraordinary Resolution is passed to that effect; or

         (b)      if it is required to do so in writing by:

                  (i) if any Class A Bonds or Fast Prepayment Bonds remain outstanding, the Bondholders of not less than 51% of the aggregate of:

                          (A) the A$ Equivalent of all outstanding Class A Bonds; and

                          (B) the Face Value of all outstanding Fast Prepayment Bonds; or

                  (ii) if all Class A Bonds and Fast Prepayment Bonds have been redeemed in full, the Bondholders of not less than 51% of the aggregate of the A$ Equivalent of the Face Value of all outstanding Class B Bonds; or

                  (iii) if all Class A Bonds, Class B Bonds and Fast Prepayment Bonds have been redeemed in full, by the Secured Creditor ranking the highest in priority for payment under clause 10.2,

                  by notice in writing to the Issuer, do any one or more of the following:

         (c)      declare the Charge to be enforceable;

         (d) exercise all or any of its Powers which arise or which are expressed to arise upon the occurrence of an Event of Default or upon the Charge becoming enforceable; and

         (e) declare the Secured Moneys immediately due and payable, whereupon the same will become so due and payable.

6.3      COMMENCEMENT OF ENFORCEMENT

         Immediately upon the giving by the Security Trustee of a notice under clause 6.2:

         (a) the Security Trustee must give a copy of that notice to each Secured Creditor, each Paying Agent and each Designated Rating Agency; and

         (b) the right of the Chargor to deal with the Charged Property ceases.

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6.4      NO INDIVIDUAL ENFORCEMENT

         Unless the Security Trustee, having become bound to perform its obligations under this Deed, fails to do so within 7 Business Days of being obliged to do so and such failure is continuing, the rights of each Secured Creditor (other than the Security Trustee) to enforce the obligations of the Chargor with respect to payment of the Secured Moneys are limited to the exercise of its rights to enforce and seek due administration by the Security Trustee of this Deed. In particular, unless the Security Trustee having become bound to perform its obligations under this Deed fails to do so within 7 Business Days of being obliged to do so and such failure is continuing, no Secured Creditor (other than the Security Trustee) may, with respect to payment of any such amount:

         (a)      sue the Chargor;

         (b)      obtain judgment against the Chargor;

         (c)      apply for or seek to wind up the Fund; or

         (d)      levy execution against any Asset of the Fund.

6.5      LIMITATION ON EXERCISE OF ENFORCEMENT POWERS

         The Security Trustee must not:

         (a)      give a notice under clause 6.2; or

         (b) exercise any of the Powers which arise, or are expressed to arise, upon the occurrence of an Event of Default or upon the Charge becoming enforceable,

         without having first been directed to do so by an Extraordinary Resolution or by notice in writing in accordance with clause 6.2(b), unless it reasonably believes that it is necessary to do so to protect the interests of the Secured Creditors.

6.6      CONVENING OF MEETING

         Promptly upon receiving actual notice of the occurrence of an Event of
         Default:

         (a) the Bond Trustee must convene a meeting of Offshore Bondholders and request directions from the Offshore Bondholders as to what action the Offshore Bondholders require the Bond Trustee to require the Security Trustee to take; and

         (b) the Security Trustee must convene a meeting of Fast Prepayment Bondholders and request directions from the Fast Prepayment Bondholders as to what action the Fast Prepayment Bondholders require the Security Trustee to take.

7.       ENFORCEMENT

7.1      APPOINTMENT OF RECEIVER

         Subject to clause 6.5, at any time after an Event of Default has occurred which has not been remedied or waived in writing by the Security Trustee, the Security Trustee may:

         (a) (APPOINT RECEIVER): appoint in writing any person or persons to be a Receiver of all or any part of the Charged Property;

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         (b)      (TERMINATE RECEIVER): from time to time terminate the
                  appointment of any Receiver so appointed as to all or any part of the Charged Property; and

         (c) (REPLACE RECEIVER): in case of the termination, retirement or death of any such Receiver, appoint another person or persons in his place.

7.2      JOINT RECEIVERS

         If more than one person is appointed as a Receiver of the Charged Property, the Security Trustee may, at its option, specify whether such appointment and the powers of each such person are to be joint or joint and several, and failing such specification, such appointment and the powers of each such person will be deemed to be joint and several.

7.3      REMUNERATION OF RECEIVER

         The Security Trustee may fix the remuneration of any Receiver at such rate as the Security Trustee from time to time determines, but not exceeding whichever is the greater of the standard hourly rate from time to time charged by the firm of which the Receiver is a member and 5% of the gross amount of all money collected by the Receiver.

7.4      AGENT OF THE CHARGOR

         Every Receiver is the agent of the Chargor and the Chargor is (subject to clause 1.4) solely responsible for all acts and omissions by, and the remuneration of, the Receiver. Except in cases in which, on a reasonable judgement, it is impractical to do so, the Security Trustee must only appoint a Receiver if the Receiver, upon being appointed covenants with the Security Trustee not to exercise any Power:

         (a) as agent of or in the name of the Chargor unless the Receiver has (except in cases in which on a reasonable judgment it is impracticable to do so) obtained a written acknowledgement from any person to whom a liability is incurred as a result of the exercise of that Power that:

                  (i) in the exercise of that Power, the Receiver is the agent of the Chargor and is acting in no other capacity; and

                  (ii) the Chargor's liability in relation to the exercise of the Power is limited to the Security Trust Fund; and

         (b) as agent of or in the name of the Security Trustee unless the Receiver has (except in cases in which on a reasonable judgment it is impracticable to do so) obtained a written acknowledgement from any person to whom a liability is incurred as a result of the exercise of that Power that:

                  (i) in the exercise of that Power, the Receiver is the agent of the Security Trustee and is acting in no other capacity; and

                  (ii) that the Security Trustee's liability in relation to the exercise of the Power is limited to the Security Trustee's rights against the Security Trust Fund.

7.5      STATUS OF RECEIVER AFTER COMMENCEMENT OF WINDING UP

         If for any reason a Receiver ceases to be the agent of the Chargor, and the Receiver becomes the agent of the Security Trustee:

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         (a)      the Receiver's rights of recourse to the Security Trustee are limited to the Security Trustee's rights against the assets which from time to time constitute the Charged Property;

         (b) the Receiver has no authority to act in a way which exposes the Security Trustee to any personal liability; and

         (c) no act or omission of the Receiver will be considered fraud, negligence or wilful default of the Security Trustee.

7.6      POWERS OF RECEIVER

         Every Receiver has the following powers in addition to any other powers conferred by law:

         (a) (TO TAKE POSSESSION): to take possession of and collect and get in the Charged Property, and to retain all books, records and documents of title relating to the Charged Property;

         (b) (TO COLLECT MONEY): to convert, liquidate and reduce the whole or any part of the Charged Property into money;

         (c) (TO CARRY ON BUSINESS): to carry on or concur in carrying on any business of the Chargor in relation to the Charged Property and to do any thing which the Chargor is authorised or obliged to do under this Deed and to protect, maintain, preserve and enforce the Charged Property;

         (d) (TO BORROW OR RAISE MONEY): to incur Indebtedness for the purposes of or in connection with the exercise of any Power and to grant Security Interests over the Charged Property to secure such Indebtedness, whether ranking in priority to, pari passu with, or after this Deed;

         (e) (TO EMPLOY): to employ any person as employee, contractor, professional adviser, agent, broker or auctioneer, to discharge any such person, to rely upon the advice of any such person, and to delegate to any such person any Power (including this Power to employ and the Power to delegate);

         (f) (TO SELL PROPERTY): to sell or concur in selling the Charged Property (whether or not the Receiver has taken possession of it), whether by public auction, private treaty or tender; for cash or on credit; in one lot or in parcels; with or without special conditions or stipulations as to title, the time and the mode of payment of purchase money or otherwise; with power to allow payment of all or part of the purchase money to be deferred (whether with or without security); and otherwise on such terms and conditions as the Receiver considers expedient;

         (g) (PROMOTE COMPANIES): to incorporate or participate in incorporating companies to purchase the Charged Property or assume the obligations of the Chargor;

         (h) (TO GIVE UP POSSESSION): to give up possession of the whole or any part of the Charged Property at any time;

         (i) (TO INVEST PROCEEDS AGAINST CONTINGENCIES): to invest the Charged Property as the Receiver thinks fit, with full power to vary, transpose or re-invest such investments from time to time;

         (j) (TO ENTER INTO CONTRACTS): to enter into any contract or arrangement for the purposes of or in connection with the exercise of any Power;

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         (k)      (TO PERFORM CONTRACTS): to perform, enforce, exercise or
                  refrain from exercising the Chargor's rights and powers under, obtain the benefit of and to vary, rescind or terminate, all contracts and rights forming part of the Charged Property (including those arising under the Secured Documents), and all contracts or arrangements entered into by the Receiver in exercise of his Powers;

         (l) (TO TAKE PROCEEDINGS): to institute, conduct, defend, discontinue, compromise or settle any legal proceedings relating to the Charged Property and to submit to arbitration;

         (m) (TO BANKRUPT DEBTORS AND WIND-UP COMPANIES): to make debtors bankrupt, to wind-up companies, and to do all things in connection with any bankruptcy or winding up which the Receiver thinks necessary for the recovery or protection of the Charged Property;

         (n) (TO DELEGATE): to delegate from time to time any Power including this Power of delegation;

         (o) (TO COMPROMISE): to make any settlement, arrangement or compromise regarding any action or dispute arising in connection with the Charged Property, to grant to any person involved therein time or other indulgence and to execute such releases or discharges in connection therewith as the Receiver thinks expedient in the interests of the Security Trustee;

         (p) (TO APPEAL): to appeal against or to enforce any judgment or order;

         (q) (TO FILE): to file all certificates, registrations and other documents and to take any and all action on behalf of the Chargor which the Security Trustee or Receiver believes necessary to protect, preserve or improve any or all of the Charged Property and the rights of the Chargor and the Security Trustee in respect of any agreement for sale and to obtain for the Security Trustee all of the benefits of this Deed and in particular the placing of the Chargor into liquidation or the appointment of a Receiver shall be deemed to be an event against which the Security Trustee may protect its rights;

         (r) (TO OPERATE BANK ACCOUNTS): to operate to the exclusion of the Chargor any bank account in the name of the Chargor whether alone or jointly and to withdraw any moneys to the credit of such account and to sign and endorse or to authorise others to sign and endorse in the name of the Chargor cheques, promissory notes, bills of exchange and other negotiable instruments;

         (s) (INCIDENTAL POWER): to do all such other things which the Receiver considers necessary for or incidental to the exercise of any other Power conferred on the Receiver by this Deed, or for the protection of the interests of the Secured Creditors under this Deed; and

         (t) (TO DO SUCH THINGS AS ARE EXPEDIENT): to do all such other acts and things without limitation as such Receiver shall think expedient for the interests of the Security Trustee or the Secured Creditors, and such further powers and discretions as the Security Trustee by notice in writing to the Receiver confers upon the Receiver for the purposes referred to in this clause 7.

7.7      SEPARATE POWERS

         Each of the paragraphs of clause 7.6 confers a separate and independent Power, none of which limits any of the others.

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7.8      TERMS OF EXERCISE

         Any exercise by a Receiver of any Power may be:

         (a) on such terms and conditions as the Receiver in his discretion considers appropriate, necessary or expedient; and

         (b) without prejudice to clause 7.4, expressed to be in the name of the Chargor or otherwise.

7.9      INDEMNITIES

         The Security Trustee may, but shall not under any circumstances be obliged to, give such indemnities to the Receiver concerning the performance of the Receiver's duties as are permitted by law, and if the Security Trustee is obliged to pay any money under any indemnity, that money will become part of the Secured Moneys.

7.10     SECURITY TRUSTEE MAY EXERCISE POWERS

         At any time after an Event of Default has occurred which has not been remedied or waived in writing, and whether or not a Receiver has been appointed, the Security Trustee may exercise all or any of the Powers conferred on a Receiver as if the Powers had been conferred on the Security Trustee. The Security Trustee may:

         (a) exercise those Powers itself or appoint an agent or joint and several agents for that purpose (or do both);

         (b) fix, in accordance with clause 7.3, the remuneration of any agent appointed by the Security Trustee as if that agent were appointed as Receiver;

         (c)      from time to time terminate the appointment of any such agent;
                  and

         (d) in the case of the termination, retirement or death of any such agent, appoint another person or persons in his place.

8.       LIABILITY FOR EXERCISE OF POWERS

8.1      NO NOTICE OR ENFORCEMENT

         It is not incumbent on the Security Trustee to:

         (a)      give any notice of the Charge to any person;

         (b)      enforce payment of any moneys payable to the Chargor;

         (c)      realise any of the Charged Property; or

         (d)      take any steps or proceedings for that purpose,

         unless, in any such case, the Security Trustee thinks fit to do so or is expressly required to do so under this Deed.

8.2      NO LIABILITY FOR LOSS

         Neither the Security Trustee nor any Receiver is liable for any omission, delay, mistake or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any Power except for fraud, negligence or wilful default.

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8.3      NO LIABILITY TO ACCOUNT

         Neither the Security Trustee nor any Receiver is, by reason of the Security Trustee or the Receiver entering into possession of the Charged Property, liable to account as mortgagee or chargee in possession or for anything except actual receipts or be liable for any loss upon realisation or for any default, omission, delay or mistake for which a mortgagee or chargee in possession might be liable (except where that loss results from, or that default, omission, delay or mistake constitutes, fraud, negligence or wilful default on the part of the Security Trustee or a Receiver (as the case may be)).

8.4      INDEMNITY REGARDING EXERCISE OF POWERS

         (a) Without prejudice to the right of indemnity given to trustees by law, each of the Security Trustee, the Receiver, any Attorney and each of their respective officers, directors, employees and affiliates is, except where caused by fraud, negligence or wilful default, entitled to be indemnified out of the Charged Property in respect of all costs, expenses, liabilities, Taxes and losses incurred by it in the exercise of any Power or obligation under this Deed, and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted relating to the Charged Property, even if caused by a mistake, oversight, error of judgment or want of prudence by the Security Trustee, the Receiver, the relevant Attorney or their respective officers, directors, employees and affiliates.

         (b) Notwithstanding any other provision of this Deed, if the Security Trustee considers that the Charged Property will be insufficient to fully reimburse, exonerate or indemnify the Security Trustee under paragraph (a) in respect of any amount in respect of which it is entitled to be indemnified under that paragraph, the Security Trustee shall not be obliged to exercise any Power or comply with any obligation under this Deed unless and until it has received an indemnity in respect of such amounts in form and substance and from a party reasonably satisfactory to it.

8.5      NO CONFLICT

         The Security Trustee and any Receiver may exercise any Power, notwithstanding that the exercise of that Power involves a conflict between any duty owed to the Chargor by the Security Trustee or such Receiver and:

         (a) any duty owed by the Security Trustee or Receiver to any other person; or

         (b)      the interests of the Security Trustee or Receiver.

8.6      CONTRACT INVOLVING CONFLICT OF DUTY

         Any contract which involves any such conflict of duty or interest shall not be void or voidable by virtue of any such conflict of duty or interest nor shall the Security Trustee or Receiver be liable to account to the Chargor or any other person for any moneys because of any such conflict of interest or duty.

8.7      CONFIDENTIAL INFORMATION

         The Security Trustee or any Receiver may for the purpose of exercising any Power, disclose to any person any documents or records of, or information about, the Chargor, the Chargor's property or the

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         Chargor's business or affairs, whether or not confidential, if it reasonably considers such disclosure necessary for the purposes of exercising any Power.

8.8      BENEFIT FOR RECEIVER ETC.

         The Security Trustee is deemed to have accepted the benefit of this clause 8 and any provision of this Deed expressed to be in favour or for the benefit of a Receiver, Attorney or delegate as agent for all such persons, and the Security Trustee holds the benefit of such provisions on trust for the benefit of all such persons.

8.9      LIMITATION OF LIABILITY

         Notwithstanding any other provision of this Deed, the Security Trustee will have no liability under or in connection with this Deed or any other Transaction Document (whether to the Secured Creditors, the Chargor, the Trust Manager or any other person) other than to the extent to which the liability is able to be satisfied out of the property of the Security Trust Fund from which the Security Trustee is actually indemnified for the liability. This limitation will not apply to a liability of the Security Trustee to the extent that it is not satisfied because, under this Deed or by operation by law, there is a reduction in the extent of the Security Trustee's indemnification as a result of the Security Trustee's fraud, negligence or wilful default. Nothing in this clause 8.9 or any similar provision in any other Transaction Document limits or adversely affects the rights or Powers of the Security Trustee, any Receiver or Attorney.

8.10     LIABILITY FOR AGENTS

         The Security Trustee will not be responsible to any Secured Creditor for any misconduct or default on the part of any agent or delegate appointed by the Security Trustee in accordance with this Deed, provided that any such person will be a person who is, in the opinion of the Security Trustee, appropriately qualified and the Security Trustee has exercised good faith in the selection of such agent or delegate.

9.       PROTECTION OF PERSONS DEALING WITH SECURITY TRUSTEE OR RECEIVER

9.1      NO INQUIRY

         No person dealing with the Security Trustee, a Receiver or any Attorney is bound to inquire as to whether any of the Secured Moneys are owing or payable, whether any Receiver or Attorney has been properly appointed, or as to the propriety or regularity of the exercise or purported exercise of any Power or any other matter or thing, or be affected by actual or constructive notice that any such exercise is improper. Any transaction entered into as a result of any such exercise or purported exercise will be valid and binding notwithstanding any irregularity or impropriety in such exercise.

9.2      RECEIPTS

         The receipt of the Security Trustee, the Receiver or any Attorney for any money or assets which come into the hands of the Security Trustee, the Receiver or such Attorney by virtue of any Power, will discharge any person paying or handing over the same from being concerned to see to their application, or being answerable or accountable for their loss or misapplication.

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10.      APPLICATION OF MONEY


10.1     ESTABLISHMENT OF SECURED MONEYS ACCOUNT

         Upon the Charge becoming enforceable under clause 6.2:

         (a) the Security Trustee must establish and thereafter maintain an Eligible Account designated ARMS II GLOBAL FUND 3 (or any other name which is appropriate to identify the account as being established for the purposes of the Security Trust); and

         (b) thereafter, the Security Trustee must credit to the Secured Moneys Account, all moneys received by the Security Trustee under the Secured Documents or as a result of the exercise of any Power, provided that the Security Trustee may credit such moneys to an account with an Eligible Financial Institution if the moneys are not deposited for more than 30 days and the aggregate of the moneys held in such accounts at any time is not more than 20% of the aggregate A$ Equivalent of the Face Value of the Bonds at that time.

10.2     PRIORITY OF PAYMENTS

         Subject to any law which applies notwithstanding any agreement to the contrary and subject to clause 10.3, all money received by the Security Trustee or a Receiver after the Charge has become enforceable pursuant to the Secured Documents or as a result of the exercise of any Power must be applied:

         (a) (COSTS OF ENFORCEMENT): first, in payment on a full indemnity basis of all costs, charges, expenses and disbursements incurred in the exercise or performance or attempted exercise or performance of any Powers (including, for the avoidance of doubt, the Manager's Fee and those incurred by the Security Trustee) and any powers of the Bond Trustee under the Transaction Documents;

         (b) (FEES AND EXPENSES): second, in payment of or towards satisfaction (pari passu and rateably) of fees and other expenses payable to the Security Trustee, the Bond Trustee, each Paying Agent, the Calculation Agent, the US$ Registrar, the EURO Registrar, the Chargor and the Receiver's remuneration;

         (c) (CLASS A BONDHOLDERS, FAST PREPAYMENT BONDHOLDERS, INTEREST RATE SWAP COUNTERPARTIES AND CLASS A CURRENCY SWAP COUNTERPARTIES): third, in or towards satisfaction (pari passu and rateably) of:

                  (i) the Bondholders' Secured Moneys owing to the Bondholders of Class A-1(a) Bonds, the Class A-1(b) Bonds and Fast Prepayment Bonds, pari passu and rateably;

                  (ii) the Currency Swap Counterparties' Secured Moneys owing to the Class A US$ Currency Swap Counterparties and the Class A EURO Currency Swap Counterparties, pari passu and rateably; and

                  (iii) the Interest Rate Swap Counterparties' Secured Moneys owing to the Interest Rate Swap Counterparties, pari passu and rateably;

         (d) (CLASS B BONDHOLDERS): fourth, in or towards satisfaction (pari passu and rateably) of:

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                  (i)     the Bondholders' Secured Moneys owing to the
                          Bondholders of Class B-1(a) Bonds, and the Class B-1
                          (b) Bonds, pari passu and rateably; and

                  (ii) the Currency Swap Counterparties' Secured Moneys owing to the Class B US$ Currency Swap Counterparties and the Class B EURO Currency Swap Counterparties, pari passu and rateably.

         (e)      (SURPLUS): fifth, in payment to the persons entitled thereto.

10.3     PAYMENTS CONDITIONAL AND LIMITED

         The obligations of the Security Trustee and any Receiver under clause
         10.2 are subject to the following:

         (a) neither the Security Trustee nor the Receiver must make any payments pursuant to clause 10.2(c) or (d) until and to the extent that the relevant Secured Moneys has become due and payable, and until then must invest all surplus moneys in accordance with clause 10.5; and

         (b) the liability of the Security Trustee to make any payments or distribution of moneys under clause 10.2 is limited to making such payments in the order set out in clause 10.2 and to the extent of funds available in the Secured Moneys Account.

10.4     MONEY RECEIVED

         In applying any moneys towards satisfaction of the Secured Moneys, the Chargor will be credited only with so much of such moneys available for that purpose as are actually received by the Security Trustee or the Receiver and not required for whatever reason to be disgorged, such credit to date from the time of such receipt.

10.5     POWER TO INVEST AMOUNTS CONTINGENTLY DUE

         Unless expressly prohibited by this Deed, all moneys received by the Security Trustee following the Charge becoming enforceable and not required to be immediately applied under any of the discretions or Powers contained in this Deed will be held by the Security Trustee in the Secured Moneys Account, or invested as the Security Trustee thinks appropriate in Authorised Investments on the following terms and conditions:

         (a) the Security Trustee may from time to time vary and deal with or dispose of such investments provided that it does not incur a capital loss in doing so; and

         (b) if the Security Trustee invests any amount under this clause, it must (subject to clause 10.1(b)) ensure that any such Authorised Investments are rated at least the Designated Rating by each Designated Rating Agency, and mature such that the Security Trustee is able to distribute the proceeds of those investments in or towards discharge of the Secured Moneys as they become due.

10.6     CONCERNING PAYMENTS

         If there is any dispute as to whether any moneys received or payable by the Chargor or the Security Trustee are capital or income, such dispute will be referred to the Auditor, acting as an expert, and his determination is final and binding. The Security Trustee in making any payment may make such

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         payment against receipt of such information, invoices or receipts or certificates as it may reasonably require.

11.      CONTINUING SECURITY AND RELEASES

11.1     LIABILITY PRESERVED

         Notwithstanding any payout figure quoted or other form of account stated by the Security Trustee, no grant of full or partial satisfaction of or discharge from this Deed by the Security Trustee releases the Chargor hereunder until all the Secured Moneys have in fact been received by the Security Trustee and are not liable for whatever reason to be disgorged notwithstanding that such quotation or statement of account may have arisen from the mistake, negligence, error of law or error of fact of the Security Trustee.

11.2     CHARGOR'S LIABILITY NOT AFFECTED

         This Deed and the liability of the Chargor under it are not affected or discharged by any of the following:

         (a) (INDULGENCE): the granting to the Chargor or to any other person of any time or other indulgence or consideration;

         (b) (DELAY IN RECOVERY): the Security Trustee failing or neglecting to recover by the realisation of any other security or otherwise any of the Secured Moneys;

         (c) (LACHES): any other laches, acquiescence, delay, act, omission or mistake on the part of the Security Trustee or any other person; or

         (d) (RELEASE): the release, discharge, abandonment or transfer whether wholly or partially and with or without consideration of any other security, judgment or negotiable instrument held from time to time or recovered by the Security Trustee from or against the Chargor or any other person.

11.3     WAIVER BY CHARGOR

         The Chargor hereby waives in favour of the Security Trustee:

         (a) all rights whatsoever against the Security Trustee and any other person, estate or assets so far as necessary to give effect to anything in this Deed;

         (b) promptness and diligence on the part of the Security Trustee and any other requirement that the Security Trustee take any action or exhaust any right against any other person before enforcing this Deed; and

         (c) all rights inconsistent with the provisions of this Deed including any rights as to contribution or subrogation which the Chargor might otherwise be entitled to claim or enforce.

11.4     DISCHARGE OF SECURITIES

         Upon proof being given to the reasonable satisfaction of the Security Trustee that all Secured Moneys have been duly paid and satisfied, or that provision for payment and satisfaction has been duly made in accordance with the provisions of this Deed, the Security Trustee must:

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         (a)      at the request and cost of the Chargor (including the payment of any stamp duty) release and discharge the Charged Property from the Charge; and

         (b) issue a certificate to the Chargor to that effect which certificate is conclusive in the absence of manifest error.

12.      PERFECTION AND PROTECTION OF SECURITY

12.1     FURTHER ASSURANCE

         The Chargor must from time to time, as and when required to do so by the Security Trustee, execute all documents and do all things as the Security Trustee requires for more satisfactorily assuring the Charged Property to the Security Trustee. In particular, the Chargor must execute in favour of the Security Trustee such legal mortgages, transfers, assignments or other assurances for all or any part of the Charged Property in such form and containing such powers and provisions as the Security Trustee requires.

12.2     POWER OF ATTORNEY

         By way of security, the Chargor appoints the Security Trustee, each director and manager from time to time of the Security Trustee, and any Receiver appointed under this Charge, severally, as attorney of the Chargor as follows:

         (a)      (POWERS): Each such attorney has power to:

                  (i) appoint (and remove at will) at any time any person(s) as a substitute(s) for an attorney or attorneys;

                  (ii) do all acts which ought to be done by the Chargor under the Charge;

                  (iii) take all action which is in the opinion of the Security Trustee or the attorney(s) necessary or expedient to secure or perfect the Charge, including the power to execute legal mortgages, fixed charges, transfers, assignments and other assurances in favour of the Security Trustee, and to ensure the prompt stamping and registration of any of them;

                  (iv) demand, sue for, recover and receive all or any part(s) of the Charged Property from any person, in the name of and on behalf of the Chargor, or in the name of the Security Trustee or an attorney appointed under this Charge;

                  (v) give effective receipts for all or any part of the Charged Property to any person;

                  (vi) take further action and to execute further instruments which are, or are in the opinion of the Security Trustee, either necessary to more satisfactorily secure the payment of the Secured Moneys or are expedient in relation to the Charged Property; and

                  (vii) take any action which the attorney reasonably considers expedient or necessary to remedy an Event of Default or Potential Event of Default.

         (b) (RATIFICATION): The Chargor ratifies and confirms now and for the future all actions lawfully undertaken by or on behalf of its attorney under this Power of Attorney.

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         (c)      (SURVIVES TERMINATION): This Power of Attorney continues in force until all actions taken under it have been completed, notwithstanding the determination of this Deed or any of the agreements or arrangements to which it refers.

         (d)      (IRREVOCABLE): This Power of Attorney is irrevocable.

13.      SECURITY PROVISIONS

13.1     STATUTORY POWERS

         To the extent not prohibited by law, the Security Trustee is not required to give any notice to any person or allow the expiration of any time to any person before enforcing this Deed or exercising any Power.

13.2     CONTINUING SECURITY

         This Deed is a continuing security despite any settlement of account or any other thing until the Charge is fully and finally discharged in accordance with this Deed.

13.3     CONTINUING INDEMNITIES

         (a) Each indemnity of the Chargor contained in this Deed or in any Secured Document is a continuing obligation of the Chargor, notwithstanding any settlement of account or the occurrence of any other thing, and remains in full force and effect until all Secured Moneys have been paid in full and the Charge has been fully and finally discharged in accordance with this Deed.

         (b) Each indemnity of the Chargor in this Deed is an additional, separate and independent obligation of the Chargor and no one indemnity limits the generality of any other indemnity.

13.4     NO MERGER OF SECURITY

         Nothing in this Deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects any other right, power or remedy arising by law or under any other Secured Document.

13.5     MORATORIUM LEGISLATION

         To the fullest extent permitted by law, the provisions of all Statutes operating directly or indirectly to lessen or affect in favour of the Chargor any obligation under this Deed, or to delay or otherwise prevent or prejudicially affect the exercise of any Power, are hereby expressly waived, negatived and excluded.

13.6     CONFLICT

         Where any Power of the Security Trustee, Receiver or Attorney under this Deed is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, the powers conferred by applicable law are deemed to be negated or varied to the extent of the inconsistency.

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13.7     CONSENT OF SECURITY TRUSTEE

         Whenever the doing of anything by the Chargor is dependent upon the consent or approval of the Security Trustee, the Security Trustee, may withhold its consent or approval or give it conditionally or unconditionally in its absolute discretion unless expressly stated otherwise.

13.8     SETTLEMENT CONDITIONAL

         Any settlement or discharge between the Chargor and the Security Trustee is conditional on any security or payment given or made to the Security Trustee by the Chargor or any other person in relation to the Secured Moneys not being avoided, repaid or reduced by virtue of any law relating to insolvency and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any assets of any person. If the security or payment is avoided, repaid or reduced, the Security Trustee is entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Chargor subsequently as if that settlement or discharge had not occurred.

13.9     REMEDIES CUMULATIVE

         The rights and remedies conferred by this Deed on the Security Trustee and the Receiver are cumulative and in addition to all other rights or remedies available to the Security Trustee or the Receiver by Statute, by general law, or by virtue of any other Secured Document.

13.10    CHARGOR TO BEAR COST

         Anything which must be done by the Chargor under this Deed, whether or not at the request of the Security Trustee, is to be done at the cost of the Chargor.

13.11    CERTIFICATES CONCLUSIVE

         A certificate of the Security Trustee as to the amount of the Secured Moneys at any time is conclusive in the absence of manifest error.

13.12    WRITTEN WAIVER, CONSENT AND APPROVAL

         Any waiver, consent or approval given by the Security Trustee under this Deed will only be effective and only binds the Security Trustee if it is given in writing or given verbally and subsequently confirmed in writing and executed by the Security Trustee or on its behalf by an officer for the time being of the Security Trustee.

14.      THE SECURITY TRUSTEE

14.1     COVENANTS OF SECURITY TRUSTEE

         Until it retires or is removed from office as Security Trustee, the Security Trustee must:

         (a)      (POWER): act continuously as trustee of the Security Trust;

         (b) (PERFORMANCE): act honestly and in good faith in the performance of its duties and the exercise of any discretions having regard to the rights and interests of the Secured Creditors;

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         (c)      (NO COMMINGLING): keep the Charged Property separate from all other assets, investments and other property of the Security Trustee or any other person, including, but not limited to, assets, investments or other property vested in or held by the Security Trustee as trustee of trusts other than the Security Trust. Nothing in this clause 14.1(c) prohibits the Security Trustee investing any moneys received by it in accordance with clause 10.5; and

         (d) (NOTICE TO DEALERS): promptly upon becoming aware of the occurrence of any event which, pursuant to the Secured Documents, has the effect of obliging the Chargor not to issue Bonds, give notice to each person which the Trust Manager has notified the Security Trustee to be a dealer or underwriter in respect of the Bonds, to each Paying Agent and to each Designated Rating Agency of such event.

14.2     PROTECTION OF SECURITY TRUSTEE

         In addition to any protections under any applicable Statute or contained in this Deed:

         (a) (RELIANCE ON RESOLUTIONS): the Security Trustee is not responsible for acting or relying upon any resolution purporting to have been passed at any meeting of the Bondholders in respect of which proper minutes have been made and which the Security Trustee believes in good faith to have been properly passed even though it afterwards appears that such resolution is not binding or valid by reason of a defect in the convening of, or proceedings at, the meeting or otherwise howsoever;

         (b) (ENQUIRY INTO TITLE) the Security Trustee is not bound to enquire into, or liable for:

                  (i) any defects or failure in the title of the Chargor to the Charged Property;

                  (ii) any insufficiency of the Charged Property as security for the Secured Moneys; or

                  (iii)   any ineffectiveness or unenforceability of the Charge,

                  whether any such matter might have been discovered upon enquiry and remedied or not except (in the case only of the matters referred to in sub-paragraphs (ii) and (iii)) to the extent that such insufficiency, ineffectiveness or unenforceability is caused by the Security Trustee's fraud, negligence or wilful default, or a failure by the Security Trustee to comply with the obligations imposed on it by law;

         (c) (MONITORING COMPLIANCE): the Security Trustee is not bound to monitor, investigate or otherwise inform itself as to the Chargor's compliance with the Secured Documents except as expressly provided in this Deed;

         (d) (DISCRETION TO ENFORCE): notwithstanding any actual or constructive notice which the Security Trustee has of the occurrence of an Event of Default, the Security Trustee may exercise or refrain from exercising its Powers in relation to that Event of Default as it sees fit in its absolute discretion unless in any such case:

                  (i) the Security Trustee is directed as to the manner in which it should exercise that Power pursuant to an Extraordinary Resolution or pursuant to a notice in writing in accordance with clause 6.2(b);

                  (ii) the Security Trustee's liability is limited in a manner consistent with clause 8.9; and

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                  (iii)   the Security Trustee is indemnified to its
                          satisfaction against all actions, proceedings, claims and demands to which the Security Trustee may render itself liable and all costs, charges and expenses which the Security Trustee may thereby incur; and

         (e) (NO OBLIGATION TO INFORM): except where expressly provided in this Deed, nothing in this Deed imposes on the Security Trustee an obligation to inform the Secured Creditors of the occurrence of an Event of Default or Potential Event of Default.

14.3     SUPPLEMENTAL POWERS OF SECURITY TRUSTEE

         In addition to the provisions of any applicable Statute and the other Powers contained in this Deed:

         (a) (ACT ON ADVICE): the Security Trustee may, without liability for loss, obtain, accept and act on or decline and elect not to act on:

                  (i) the opinion or advice of any professional adviser, agent, broker, auctioneer or other expert selected by the Security Trustee with due care, despite the same being subsequently found to contain some error or not be authentic, if the Security Trustee acted, accepted or declined in good faith; or

                  (ii) a certificate signed by any two directors on behalf of the Chargor or the Trust Manager as to any fact or matter prima facie within the knowledge of the Chargor or the Trust Manager, as sufficient evidence of such fact;

         (b) (ABSOLUTE DISCRETION): except as expressly provided otherwise in this Deed, the Security Trustee has absolute discretion as to the exercise of its Powers and performance of its duties (including, without limitation, the exercise of any Powers where it reasonably believes that it is necessary to do so in order to protect the interests of the Secured Creditors (as contemplated by clause 6.5)) and, as to the conduct of any action, proceeding or claim and, provided it has acted with reasonable care and diligence, it will not be responsible for any loss, damages or expenses that may result from the exercise or non-exercise of its Powers or performance of its duties;

         (c) (DELEGATION AND AGENTS): the Security Trustee, whenever it believes in good faith that it is in the best interests of the Secured Creditors to do so, may:

                  (i)     act through agents;

                  (ii) authorise such person as it thinks fit to act as its representative at any meeting; or

                  (iii) delegate its powers, discretions, duties or obligations to any person as provided, whether expressly or by implication, in any of the Secured Documents, and no person dealing with any such agent or delegate is bound to enquire as to the regularity or authority of such agent or delegate or as to whether it has the requisite power;

         (d) (CONVENE MEETINGS): the Security Trustee may at any time in accordance with the Meetings Procedures convene a meeting or meetings of Bondholders for any purpose which the Security Trustee considers desirable;

         (e) (REPRESENT SECURED CREDITORS): the Security Trustee may at any time of the Security Trustee's own volition, or pursuant to any directions, or in accordance with any policy

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                  given or indicated by any meeting of Bondholders, represent the Secured Creditors generally in:

                  (i) any investigation, negotiation, action, transaction or proceeding relating to or affecting the interests of the Secured Creditors; or

                  (ii) the enforcement of the rights of the Secured Creditors or the Security Trustee;

         (f) (DISCRETION IN REPRESENTING SECURED CREDITORS): except as provided in this Deed, in representing the Secured Creditors, the Security Trustee has an absolute discretion to act or to refrain from acting and to commence, prosecute, vary or discontinue, abandon, waive or compromise any action, proceeding or claim on any terms or conditions as it thinks fit;

         (g) (APPLY TO THE COURT FOR DIRECTION): the Security Trustee may apply to the Court for directions in relation to any question, and assent to and approve of or oppose any application to the Court made by any Secured Creditor; and

         (h) (POWER TO DETERMINE): except as expressly otherwise provided in this Deed, the Security Trustee has full power as between itself and the Secured Creditors to determine all questions and matters of doubt arising in relation to any of the provisions of this Deed and every such determination shall be conclusive and binding on the Secured Creditors except in the case of a manifest error.

14.4     REMUNERATION AND EXPENSES

         The Security Trustee agrees that:

         (a) (FEES): its sole remuneration for undertaking its obligations under this Deed is the payment of the fees agreed between the Security Trustee and the Trust Manager on behalf of the Chargor on or before the date of this Deed;

         (b) (NO CLAIM AGAINST CHARGOR): it has no claim against the Chargor for payment of expenses other than for expenses relating to enforcement of the Charge pursuant to clause 10.2; and

         (c) (MEET OWN ORDINARY COSTS AND EXPENSES): it will pay from its own funds any costs and expenses incurred by it in performing its obligations and exercising its rights in the ordinary course of its duties under this Deed but is not obliged to undertake legal proceedings or other extraordinary action not in the ordinary course of its duties unless it has been indemnified to its reasonable satisfaction for liabilities, costs and expenses incurred and for reasonable remuneration for the services provided by it in respect of those legal proceedings or that other extraordinary action.

14.5     CONFLICTS

         Provided it acts in good faith, nothing in this Deed prevents the Security Trustee or any Related Body Corporate or Associate (as defined in Part 1.2 Division 2 of the Corporations Act) (all being included in this clause in references to the Security Trustee) from:

         (a)      subscribing for, buying or selling Bonds;

         (b) in the ordinary course of its business contracting or acting in any capacity as representative or agent or otherwise or entering into any financial, banking, development, insurance, agency, broking or other transaction with the Chargor, the Trust Manager or any Secured Creditor;

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         (c)      providing any advice or services to the Chargor, the Trust
                  Manager or any Secured Creditor; or

         (d)      being interested in any such contract or transaction.

         The Security Trustee shall not be in any way liable to account to any Chargor, the Trust Manager, any Secured Creditor or any other person for any profits or benefits made or derived from or in connection with any such transaction.

14.6     RELIANCE ON CERTIFICATES

         The Security Trustee shall not incur any liability in respect of any action taken or thing suffered by it in reliance upon any document (including, for example, any notice, resolution, direction, consent, certificate, receipt or statement) given to or served on it for the purposes of or pursuant to this Deed which it reasonably believes to be genuine, and to be signed by persons authorised to do so and having power to bind the person on whose behalf the document is or purports to be given.

14.7     NO LIABILITY

         If the Security Trustee incurs any liability to any person as a consequence of having relied, in accordance with clause 14.6, upon a document which was forged or does not bind the person on whose behalf it was purportedly given, the Security Trustee is entitled to reimbursement for the amount of such loss from the Security Trust Fund.

14.8     KEEP RECORDS

         The Security Trustee must:

         (a) (KEEP RECORDS): keep and maintain proper and accurate books, records and accounts in regard to its duties under this Deed;

         (b) (INSPECTION): make available during normal office hours and upon reasonable request to each of the Auditor, the Chargor and the Trust Manager, for inspection and copying, any of those books, records and accounts; and

         (c) (EXTRACTS): deliver to the Auditor such extracts or copies of those books, records and accounts and such other information as it may reasonably require.

14.9     REMOVAL

         If:

         (a)      (DEFAULT): the Security Trustee defaults in:

                  (i) the payment of any moneys required to be paid by the Security Trustee; or

                  (ii) the observance or performance of any of its obligations under this Deed (and, if that default is capable of rectification, it is not rectified within 5 Business Days of its occurrence);

         (b) (INSOLVENT): an Event of Insolvency occurs in relation to the Security Trustee; or

         (c) (EXTRAORDINARY RESOLUTION): an Extraordinary Resolution is passed that the Security Trustee be removed from office,

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         the Trust Manager may (or in the case of clause 14.9(c), must), subject to clause 14.11, by at least 15 Business Days' written notice to the Security Trustee remove the Security Trustee from office.

14.10    RETIREMENT OF SECURITY TRUSTEE

         The Security Trustee may, subject to clause 14.11, retire at any time upon giving not less than 4 months notice in writing (or such shorter period as the parties may agree) to the Chargor and each Secured Creditor.

14.11    REMOVAL OR RETIREMENT NOT EFFECTIVE

         No removal or retirement of the Security Trustee under this clause 14 is effective unless and until a new Security Trustee has accepted the office of Security Trustee pursuant to clause 14.12.

14.12    APPOINTMENT OF NEW SECURITY TRUSTEE

         Subject to clauses 14.9(c), 14.22 and 16.2(d), the power of appointing a new Security Trustee is vested in the Trust Manager.

14.13    FUNDS TO BE VESTED IN NEW TRUSTEE

         Upon retiring or being removed from office, the Security Trustee (the OUTGOING SECURITY TRUSTEE) must execute all documents and do all things necessary to vest the Security Trust Fund or cause it to be vested, in the person appointed as the successor Security Trustee (the INCOMING SECURITY TRUSTEE).

14.14    RELEASE OF OUTGOING SECURITY TRUSTEE

         Upon retirement or removal, the Outgoing Security Trustee shall have no further obligations under this Deed, but retirement or removal will not affect any of the rights, obligations or liabilities of the Outgoing Security Trustee accrued or arising before retirement or removal.

14.15    INCOMING SECURITY TRUSTEE TO EXECUTE DEED

         The Incoming Security Trustee must execute all documents as the Chargor requires to:

         (a) assume with effect from the date its appointment becomes effective, all of the rights, powers, discretions and obligations of the Security Trustee under this Deed as if the Incoming Security Trustee had originally been a party to this Deed as the Security Trustee; and

         (b) indemnify the Outgoing Security Trustee for all liabilities and expenses incurred by the Outgoing Security Trustee for which it is entitled to be indemnified out of the Security Trust Fund and which have not been recouped by it, provided that the liability of the Incoming Security Trustee under such indemnity shall be limited to the same extent provided for in clause 1.4 and any payment shall rank in the same priority pursuant to clause 1.4 as the corresponding liability for which the Outgoing Security Trustee claims such indemnification.

14.16    SETTLEMENT AMOUNTS PAYABLE TO OUTGOING SECURITY TRUSTEE

         The Chargor or the Trust Manager may:

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         (a)      settle with the Outgoing Security Trustee the amount of any sums payable by the Outgoing Security Trustee to the Chargor, the Trust Manager or the Incoming Security Trustee; and

         (b) give or accept from the Outgoing Security Trustee a discharge in respect thereof.

         Any such settlement or discharge shall (except in the case of any fraud, negligence or wilful default on the part of the Outgoing Security Trustee or its officers, employees, agents and delegates) be conclusive and binding upon all persons.

14.17    OUTGOING SECURITY TRUSTEE TO RETAIN LIEN

         Notwithstanding the retirement or removal of the Outgoing Security Trustee and the indemnity in favour of the Outgoing Security Trustee by the Incoming Security Trustee as contemplated by clause 14.15, the Outgoing Security Trustee will retain a lien over the Security Trust Fund to meet claims of any creditors of the Outgoing Security Trustee as trustee of the Security Trust Fund, to the extent that the claims of those creditors are not properly and duly satisfied by the Incoming Security Trustee.

14.18    DELIVERY OF DOCUMENTS

         The Outgoing Security Trustee must immediately upon termination of its appointment becoming effective deliver to the Incoming Security Trustee (or at its direction) all books, documents, records and property relating to the Security Trust Fund. The Outgoing Security Trustee is entitled to take, and keep copies of such books, documents and records. The Incoming Security Trustee must produce the originals of such books, documents and records in its possession upon the giving of reasonable written notice by the Outgoing Security Trustee.

14.19    NOTICE TO SECURED CREDITORS OF NEW SECURITY TRUSTEE

         The Incoming Security Trustee or the Chargor must give notice to the Secured Creditors as soon as practicable following the appointment of the Incoming Security Trustee.

14.20    ADDITIONAL SECURITY TRUSTEE'S POWERS

         The powers conferred by this Deed upon the Security Trustee are in addition to any powers which may from time to time be vested in trustees by law and to any powers which may from time to time be vested in the Security Trustee as a Secured Creditor.

14.21    NOTIFICATION

         (a) The Security Trustee must promptly notify each Designated Rating Agency, the Bond Trustee and each Secured Creditor (other than the Offshore Bondholders) of:

                  (i) the occurrence of an Event of Default (upon the Security Trustee receiving actual notice of same); or

                  (ii)    the giving of a notice under clause 6.2; or

                  (iii) any proposal to vary, replace or terminate this Deed or to replace the Security Trustee.

         (b) The Bond Trustee must promptly notify each Offshore Bondholder of the occurrence of an Event of Default (upon the Bond Trustee receiving actual notice of the same).

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14.22    NO RATINGS DOWNGRADE

         The Trust Manager must exercise the power of appointment conferred by clause 14.12 in such a way that the appointment of the Incoming Security Trustee does not cause the credit rating assigned by each of the Designated Rating Agencies to Bonds issued prior to, or to be issued by the Chargor following, such appointment to be less than the relevant Designated Rating, qualified or withdrawn.

15.      AMENDMENT

15.1     AMENDMENT BY SECURITY TRUSTEE

         Subject to clause 15.2, the Security Trustee may by way of supplemental deed made with the Chargor, the Trust Manager and the Bond Trustee vary or amend this Deed (including this clause 15), the Bond Trust Deed or any Condition so long as such variation or amendment is:

         (a) to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

         (b) in the opinion of the Security Trustee necessary to comply with the provisions of any existing or proposed statute or regulation or with the requirements of any Government Body;

         (c) in the opinion of the Security Trustee appropriate or expedient as a consequence of an amendment or proposed amendment to any statute or regulation or altered requirements of any Government Body and is not prejudicial to the interests of any Secured Creditor;

         (d) in the reasonable opinion of the Security Trustee not prejudicial to the interests of any Secured Creditor; or

         (e)      approved by an Extraordinary Resolution.

15.2     CERTAIN PROVISIONS NOT TO BE VARIED

         The Security Trustee may not vary or amend clauses 6.1, 6.2, 10.2, this clause 15 or Conditions 4.4, 4.5, 5.1 or 5.2 (except pursuant to paragraph (b) of clause 15.1) without the prior approval of an Extraordinary Resolution and the consent of all Currency Swap Counterparties and Interest Rate Swap Counterparties.

15.3     COPY OF AMENDMENTS TO SECURED CREDITORS

         The Security Trustee must upon request by:

         (a)      a Secured Creditor; or

         (b)      the Bond Trustee on behalf of an Offshore Bondholder,

         make available for inspection and copying by any such Secured Creditor or the Bond Trustee (as the case may be) at its offices on reasonable notice and during normal business hours a copy of the supplemental deed effecting any variation or amendment to this Deed, the Bond Trust Deed or any Condition.

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15.4     COPY OF AMENDMENTS IN ADVANCE TO DESIGNATED RATING AGENCIES

         The Trust Manager on behalf of the Security Trustee must provide a copy of any proposed variation or amendment to this Deed, the Bond Trust Deed or a Condition which has been reviewed by the Security Trustee, to each Designated Rating Agency at least 10 Business Days (or such other period as may from time to time be agreed between the Security Trustee and the Designated Rating Agency) prior to the same taking effect.

15.5     EVIDENCE OF VARIATION

         If a variation or amendment to this Deed, the Bond Trust Deed or a Condition is made pursuant to this clause 15, any person may rely upon a certificate from the Security Trustee describing the variation and the certificate is deemed to be conclusive evidence of the variation or amendment.

16.      MEETINGS

         The Meetings Procedures apply to all meetings and resolutions of Bondholders.

17.      BOND TRUSTEE

17.1     CAPACITY

         (a) The Bond Trustee is a party to this Deed in its capacity as trustee for the Offshore Bondholders from time to time under the Bond Trust Deed.

         (b) Notwithstanding any other provision of this Deed, this Deed becomes effective against the Bond Trustee only upon execution of the Bond Trust Deed.

         (c) Notwithstanding any other provision of this Deed (except for paragraph (b)) or any other Transaction Document, the Bond Trustee's rights and obligations under this Deed only apply to the Offshore Bonds and the Bond Trustee is not in any way responsible for the Fast Prepayment Bonds.

17.2     EXERCISE OF RIGHTS

         Except as otherwise provided in this Deed and in the Bond Trust Deed:

         (a) the rights, remedies and discretions of the Offshore Bondholders under this Deed (including all rights to vote or give instructions to the Security Trustee and to enforce any undertaking or warranty under this Deed) may only be exercised by the Bond Trustee on behalf of the Offshore Bondholders in accordance with the Bond Trust Deed; and

         (b) the Offshore Bondholders may only exercise enforcement rights in respect of the Charged Property through the Bond Trustee and only in accordance with this Deed and the Bond Trust Deed.

17.3     INSTRUCTIONS OR DIRECTIONS

         The Security Trustee may rely on any instructions or directions given to it by the Bond Trustee as being given on behalf of all Offshore Bondholders of a particular Class from time to time and need not inquire whether the Bond Trustee or the Offshore Bondholders of that Class from time to time

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         have complied with any requirements under the Bond Trust Deed or as to the reasonableness or otherwise of the instructions or directions given to it by the Bond Trustee.

17.4     PAYMENTS

         Any payment to be made by the Chargor or the Security Trustee to an Offshore Bondholder under this Deed may be made to the Bond Trustee or a Paying Agent on behalf of that Offshore Bondholder and any such payment is a good discharge to the Chargor or the Security Trustee to the extent of the same.

18.      NOTICES

18.1     NOTICES GENERALLY

         Subject to clause 18.2, every Notice:

         (a)      must be in writing in order to be valid;

         (b) must be deemed to have been duly served, given or made in relation to a party if it is:

                  (i) delivered to the address of that party set out in paragraph (e) (or at such other address as may be notified in writing by that party to the other party from time to time); or

                  (ii)    posted by prepaid registered post to such address; or

                  (iii) sent by facsimile to the facsimile number set out in sub-paragraph (e) (or to such other number as may be notified in writing by that party to the other party from time to time);

         (c) shall be sufficient if executed by the party giving, serving or making the same or on its behalf by any two then Authorised Signatories of such party;

         (d)      shall be deemed to be given, served or made:

                  (i) (in the case of prepaid registered post) within 2 Business Days after posting;

                  (ii) (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and

                  (iii)   (in the case of delivery by hand) on delivery;

         (e) the addresses and facsimile numbers for service of notices as referred to in sub-paragraph (b) of this clause are as follows:

                        THE CHARGOR

                        Level 4
                        35 Clarence Street
                        SYDNEY NSW 2000

                        By fax: (02) 8295 8675

                        Attention: Senior Manager, Securitisation

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                        THE TRUST MANAGER

                        Level 6
                        12 Castlereagh Street
                        SYDNEY NSW 2000

                        By fax: (02) 9225 0864

                        Attention: Financial Controller

                        THE SECURITY TRUSTEE

                        Level 4
                        35 Clarence Street
                        SYDNEY NSW 2000

                        By fax: (02) 8295 8675

                        Attention: Senior Manager, Securitisation

                        THE BOND TRUSTEE

                        The Bank of New York

                        101 Barclay Street, Floor 21 West

                        NEW YORK NY 10286 USA

                        By fax: (212) 815 5915

                        Attention: Global Structured Finance Unit

18.2     NOTICES TO SECURED CREDITORS

         A notice, request or other communication by the Security Trustee to:

         (a) Offshore Bondholders, shall be deemed to be duly given if given to the Bond Trustee in accordance with clause 18.1;

         (b) Fast Prepayment Bondholders, shall be deemed to be duly given if given in accordance with the Conditions; and

         (c) any other Secured Creditor, must be given in accordance with the Secured Document under which the Secured Moneys outstanding to that Secured Creditor is or may become owing.

18.3     NOTICES TO DESIGNATED RATING AGENCIES

         The Security Trustee must provide a copy of each Notice to each Secured Creditor or the Bond Trustee (on behalf of the Offshore Bondholders) and to each Designated Rating Agency as from time to time agreed in writing with the relevant Designated Rating Agency.

19.      GOVERNING LAW AND JURISDICTION

19.1     GOVERNING LAW

         This Deed is governed by and construed in accordance with the laws of New South Wales.

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19.2     JURISDICTION

         (a) The Chargor, the Bond Trustee, the Security Trustee and the Secured Creditors each irrevocably submits to and accepts generally and unconditionally the non-exclusive jurisdiction of the Courts and appellate Courts of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

         (b) The Chargor, the Bond Trustee, the Security Trustee and the Secured Creditors each irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceedings have been brought in an inconvenient forum.

20.      GENERAL

20.1     SEVERABILITY OF PROVISIONS

         Any provision of this Deed which is illegal, void or unenforceable will be ineffective to the extent only of that illegality, voidness or unenforceability without invalidating the remaining provisions.

20.2     COUNTERPARTS

         This Deed may be executed in a number of counterparts. Each counterpart is to be considered an original and all such counterparts together constitute one and the same instrument.

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EXECUTED as a deed.


SIGNED SEALED AND DELIVERED for
PERMANENT CUSTODIANS LIMITED by its         ------------------------------------
attorneys in the presence of:               Attorney Signature


                                            ------------------------------------
                                            Print Name


-----------------------------------         ------------------------------------
Witness Signature                           Attorney Signature


-----------------------------------         ------------------------------------
Print Name                                  Print Name


SIGNED SEALED AND DELIVERED for
AUSTRALIAN SECURITISATION MANAGEMENT
PTY LIMITED by its attorney in the
presence of:


-----------------------------------      ---------------------------------------
Witness Signature                        Attorney Signature


-----------------------------------      ---------------------------------------
Print Name                               Print Name


SIGNED SEALED AND DELIVERED for
PERMANENT REGISTRY LIMITED by its           ------------------------------------
attorneys in the presence of:               Attorney Signature


                                            ------------------------------------
                                            Print Name


-----------------------------------         ------------------------------------
Witness Signature                           Attorney Signature


-----------------------------------         ------------------------------------
Print Name                                  Print Name

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SECURITY TRUST DEED

EXECUTED AS A DEED by THE BANK OF
NEW YORK in the presence of:


-----------------------------------         ------------------------------------
Witness Signature                           Signature


-----------------------------------         ------------------------------------
Print Name                                  Print Name

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